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                                                                     Exhibit 4.1

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
COMMON STOCK          This certificate also evidences and entitles the holder hereof to certain rights as      COMMON STOCK
PAR VALUE $0.01       set forth in a Rights Agreement between Astoria Financial Corporation and               PAR VALUE $0.01
                      ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated as of July 17,
                      1996, as the same may be amended from time to time, (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Astoria Financial Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Astoria Financial Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights owned by any
                      Person who is or becomes an Acquiring Person (as defined in the Rights Agreement)
                      and certain transfers thereof shall become null and void.

                                                                                                              SEE REVERSE FOR
                                                                                                            CERTAIN DEFINITIONS

                                                [Logo] Astoria Financial Corporation

                                      INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies That

is the owner of:

                       FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF
                                                 ASTORIA FINANCIAL CORPORATION

     The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record thereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

     In Witness Thereof, Astoria Financial Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

COUNTERSIGNED AND REGISTERED:                                  [SEAL]
   ChaseMellon Shareholder Services, L.L.C.         Astoria Financial Corporation
   (New York, New York)                                      Corporate
By Transfer Agent and Registrar                                 Seal                      President and Chief Executive Officer
                                                                1993
                                                              Delaware

         Authorized Signature                                                                                         Secretary
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
                                                 ASTORIA FINANCIAL CORPORATION

     The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

     The Board of Directors of the corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the corporation, voting together as a single class, shall be required to approve certain provisions of the Certificate of Incorporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM- as tenants in common           UNIF GIFT MIN ACT- __________ Custodian______________
          TEN ENT- as tenants by the entireties                        (Cust)               (Minor)
          JT TEN-  as joint tenants with                               under Uniform Gift to Minors
                   right of survivorship and                           Act ____________________________
                   not as tenants in common

                          Additional abbreviations may also be used though not in the above list.

     For Value received, ____________________________________________________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
______________________
______________________
_______________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________

                        PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_______________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________ Shares
of the common stock represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________
____________________________________________________________________________________________________________________Attorney to
transfer the said Stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ______________   X______________________________________________________________________________________________________

                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:_______________________________________________________

                     THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION. (BANKS, STOCKBROKERS,
                     SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
                     MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 13Ad-15.
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